Contact:

Carole Casto

Executive Director - Corporate Communications

(317) 610-2480

carole.casto@cummins.com

Date: July 10, 2012

For immediate release

Cummins increases dividend by 25 percent; updates 2012 revenue outlook

COLUMBUS, IND.  – The Board of Directors of Cummins Inc. (NYSE: CMI) today approved an increase in the Company’s quarterly cash dividend on common stock of 25 percent to 50 cents per share from 40 cents per share.

The dividend is payable on Sept. 1, 2012 to shareholders of record on August 22, 2012.

“Today’s announcement of a dividend increase reinforces our confidence in the long-term prospects for the Company and continues our trend of increasing returns to shareholders,” said Tom Linebarger, Chairman and Chief Executive Officer.  “With strong cash flow and low levels of debt we are able to fund investments in our future growth and increase dividends to shareholders,” continued Linebarger.

The Company also lowered its full-year revenue outlook for 2012 and now expects 2012 revenues to be in line with 2011 compared to the Company’s previous guidance of an increase of 10 percent.   Based on preliminary results, and subject to normal quarterly financial statement closing procedures, second quarter revenues are expected to be approximately $4.45 billion.  The Company does not provide quarterly revenue or earnings guidance.

 “We have seen demand in some markets weaken recently as growth in the global economy has slowed,” continued Linebarger.  “Order trends in the U.S. for trucks and power generation equipment have softened and demand in Brazil, China and India is not improving as we had previously expected.  Our revenues have also been negatively impacted by the appreciation of the U.S. dollar against a number of currencies.  We are making adjustments within our business to manage costs, while continuing to fund our critical growth programs and will continue to focus on execution and improving operating margins.”

Details of second quarter results and the updated full year outlook will be covered during the previously scheduled second quarter earnings conference at 10 a.m. EST on July 31, 2012.  The Company will not be making any further statements about either the second quarter or the full year until the second quarter earnings conference.

About Cummins

Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service diesel and natural gas engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins employs approximately 44,000 people worldwide and serves customers in approximately 190 countries and territories through a network of more than 600 company-owned and independent distributor locations and approximately 6,500 dealer locations. Cummins earned $1.85 billion on sales of $18.0 billion in 2011. Press releases can be found on the Web at www.cummins.com.

Forward-looking disclosure statement

Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future.  These forward looking statements include, without limitation, statements relating to our plans and expectations for our revenues for the second quarter of 2012, as well as the full year.  Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: the adoption and implementation of global emission standards; the price and availability of energy; the pace of infrastructure development; increasing global competition among our customers; general economic, business and financing conditions; governmental action; changes in our customers’ business strategies; competitor pricing activity; expense volatility; labor relations; and other risks detailed from time to time in our Securities and Exchange Commission filings, including particularly in the Risk Factors section of our 2011 Annual Report on Form 10-K.  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.